UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 3, 2017

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 3, 2017, Jenna Lyons ceased to act as President and Executive Creative Director of J.Crew Group, Inc. (the “Company”) and became a creative advisor to the Company through the term of her existing employment agreement, December 9, 2017 (the “Separation Date”), and thereupon will separate from service with the Company.  Ms. Lyons’ duties as President and Executive Creative Director were absorbed by the Company’s new Chief Design Officer and other members of the executive team, and therefore the Company will not seek a replacement for Ms. Lyons’ current position.

Except as described in a letter agreement between Ms. Lyons and the Company, Ms. Lyons’ existing employment agreement dated as of July 15, 2010 (“Employment Agreement”) remains in effect through her Separation Date, and Ms. Lyons has agreed that she will not voluntarily terminate employment prior to the Separation Date.  In recognition of the good will that each of Ms. Lyons and the Company have for each other, although not required pursuant to the terms of the Employment Agreement, the Company will pay to Ms. Lyons separation pay consisting of base salary continuation and reimbursement of health care premiums for the one year period following her Separation Date, provided that Ms. Lyons’ separation pay will be reduced by other cash consideration received from a new employer during the separation pay period. In addition, provided that she remains employed by the Company through her Separation Date, the Company has agreed to fully vest Ms. Lyons’ unvested options and restricted stock, and has further agreed that it will not exercise its rights to repurchase equity held by Ms. Lyons under the Stockholders Agreement dated as of March 7, 2011, between Chinos Holdings, Inc., Ms. Lyons and other parties thereto.  Ms. Lyons will be required to sign a release of claims in connection with her receipt of separation payments. Ms. Lyons has also agreed not to compete with the Company for six months following her Separation Date in connection with the design, manufacture, distribution, marketing or sale of men’s, women’s and children’s apparel, shoes and/or accessories through retail, wholesale, digital or other channels. Ms. Lyons also will be subject to non-solicitation agreements in respect of employees and customers for the twelve months following her Separation Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: April 4, 2017	By:	/s/ MICHAEL J. NICHOLSON
Michael J. Nicholson
President, Chief Operating Officer and Chief Financial Officer

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